As filed with the Securities and Exchange Commission on May 31, 2000

                                                     Registration No. 333_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                           NEWMONT MINING CORPORATION
                  (Exact name of Registrant as specified in its
                                    charter)
                               ------------------


         Delaware                    1700 Lincoln Street          13-2526632
(State or other jurisdiction of    Denver, Colorado 80203      (I.R.S. Employer
incorporation or organization)         (303) 863-7414        Identification No.)
                                    (Address of principal
                                      executive offices)

                               ------------------

                           NEWMONT MINING CORPORATION
                            1996 EMPLOYEES STOCK PLAN
                              (Full Title of Plan)
                               ------------------

                            Timothy J. Schmitt, Esq.
                           Newmont Mining Corporation
                               1700 Lincoln Street
                             Denver, Colorado 80203
                                 (303) 863-7414
                      (Name, address and telephone number,
                   including area code, of agent for service)
                               ------------------

                                   Copies to:
                             Maureen Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                                 (212) 819-8200
                               ------------------

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                      Proposed maximum      Proposed maximum
       Title of each class of         Amount to be   offering price per    aggregate offering       Amount of
      securities to registered         registered         share (1)             price (1)        registration fee
------------------------------------- -------------- -------------------- ---------------------- -----------------
------------------------------------- -------------- -------------------- ---------------------- -----------------
Common Stock, $1.60 par value..        3,000,000            $24.8125           $74,437,500          $19,651.50
===================================== ============== ==================== ====================== =================
(1)  Estimated  solely for the purpose of  calculating  the  registration  fee in accordance  with Rule 457(h) and
     457(c)  under the  Securities  Act of 1933,  based upon the  average of the high and low prices of the Common
     Stock as reported on the New York Stock Exchange, Inc. on May 25, 2000.
==================================================================================================================

     On May 4, 2000, the shareholders of Newmont Mining Corporation ("Newmont Mining") approved the merger (the "Merger") of Newmont Mining with and into its wholly-owned subsidiary, Newmont Gold Company ("Newmont Gold"). The Merger became effective at 5 p.m. EDST on May 15, 2000 (the "Effective Time"). For all periods prior to the Effective Time, the term "Corporation" shall mean Newmont Mining. For all periods at or subsequent to the Effective Time, the term "Corporation" shall mean the surviving company, Newmont Gold, which in the Merger changed its name to "Newmont Mining Corporation".

     Pursuant to the  Securities  Act of 1933,  as amended,  the contents of the
Corporation's   registration   statement  on  Form  S-8  (No.   333-04161)   are
incorporated herein by reference.

Item 8. Exhibits.

Exhibit
Number    Description of Documents

5         Opinion of White & Case LLP, counsel to the Registrant,  dated May 31,
          2000  with   respect  to  the  legality  of  the  Common  Stock  being
          registered.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24        Power of Attorney of certain officers and directors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 31st day of May, 2000.

                                                 NEWMONT MINING CORPORATION


                                                 By /s/ Timothy J. Schmitt
                                                    ----------------------------
                                                    Timothy J. Schmitt
                                                    Vice President and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                                Date

            *                  Director                             May 31, 2000
------------------------
Vincent A. Calarco

            *                  Chairman and Chief Executive         May 31, 2000
------------------------       Officer and Director (Principal
Ronald C. Cambre               Executive Officer)

            *                  Director                             May 31, 2000
------------------------
James T. Curry, Jr.

            *                  Director                             May 31, 2000
------------------------
Joseph P. Flannery

            *                  Director                             May 31, 2000
------------------------
Leo I. Higdon, Jr.

            *                  Director                             May 31, 2000
------------------------
Robert J. Miller

            *                  President and Director               May 31, 2000
------------------------
Wayne W. Murdy

            *                  Director                             May 31, 2000
------------------------
Robin A. Plumbridge

            *                  Director                             May 31, 2000
------------------------
Robert H. Quenon

            *                  Director                             May 31, 2000
------------------------
Moeen A. Qureshi

            *                  Director                             May 31, 2000
------------------------
Michael K. Reilly

            *                  Director                             May 31, 2000
------------------------
James V. Taranik

            *                  Director                             May 31, 2000
------------------------
William I.M. Turner, Jr.

            *                  Senior Vice President and Chief      May 31, 2000
------------------------       Financial Officer
Bruce D. Hansen                (Principal Financial Officer)

            *                  Vice President and Controller        May 31, 2000
------------------------       (Principal Accounting Officer)
Linda K. Wheeler


*By /s/ Timothy J. Schmitt
    ----------------------
     Timothy J. Schmitt as
     Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit No.

5         Opinion of White & Case LLP, counsel to the Registrant,  dated May 31,
          2000  with   respect  to  the  legality  of  the  Common  Stock  being
          registered.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of White & Case LLP (included in Exhibit 5 to the Registration Statement).

24        Power of Attorney of certain officers and directors.